UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

NeuroBo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor

Boston, Massachusetts, 02116

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders

On August 18, 2021, NeuroBo Pharmaceuticals, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the total number of shares represented by remote communication or by proxy was 15,481,705 of the 22,285,492 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting as of the July 19, 2021 record date.

At the Special Meeting, the Company’s stockholders approved the sole matter considered. A description of the matter and the voting results on such matter are set forth below.

Proposal 1.

Stockholders considered a proposal to approve the issuance of the Company’s common stock in connection with milestone payments that may become payable in the future to former equityholders of ANA Therapeutics, Inc. pursuant to Nasdaq Listing Rules 5635(A) and 5635(B).

Votes For	Votes Against	Abstain
12,538,604	51,917	2,891,184

The proposal is described in detail in the Company’s definitive proxy statement on Schedule 14A dated July 26, 2021, the relevant portions of which are incorporated herein by reference.

Because the foregoing proposal was approved, the Company did not present Proposal 2 (authorization to adjourn the Special Meeting) at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: August 18, 2021	By:	/s/ Richard Kang
Richard Kang
President and Chief Executive Officer